As filed with the Securities and Exchange Commission on June 5, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CIDARA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	8071	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) 6310 Nancy Ridge Drive, Suite 101 San Diego, CA 92121 (858) 320-8200	(I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey Stein, Ph.D., Chief Executive Officer
Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
(858) 752-6170
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charles J. Bair Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6142
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-211472)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	(4)	(5)	–
Preferred Stock, par value $0.0001 per share	(4)	(5)	–
Total	$10,000,000	$10,000,000	$1,245

(1)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)
Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $1,245, which represents the portion of the registration fee previously paid with respect to $10,000,000 of unsold securities previously registered under the Registrant’s Registration Statement on Form S-3 (File No. 333-225061), initially filed on May 21, 2018 which was withdrawn prior to becoming effective.

(4)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock to be sold by the Registrant which together shall have an aggregate initial offering price not to exceed $10,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.

(5)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Cidara Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-211472) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on May 20, 2016, and which the Commission declared effective on June 1, 2016.
The Registrant is filing this Registration Statement in order to replace its prior Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act on May 21, 2018 (File No. 333-225061), which was erroneously coded and filed as form type “S-3” rather than form type “S-3MEF.”
This Registration Statement is being filed with respect to the registration of additional shares of common stock and shares of preferred stock. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1(1)	Power of Attorney.

(1)	Included on the signature page of Registration Statement on Form S-3 (File No. 333-211472), filed with the Securities and Exchange Commission on May 20, 2016, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 5th day of June, 2018.

CIDARA THERAPEUTICS, INC.

By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Stein, Ph.D. Jeffrey Stein, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2018

/s/ Matthew Onaitis, J.D. Matthew Onaitis, J.D.	Chief Financial Officer, General Counsel and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 5, 2018

/s/ Scott M. Rocklage, Ph.D.* Scott M. Rocklage, Ph.D.	Chairman of the Board of Directors	June 5, 2018

/s/ Daniel D. Burgess* Daniel D. Burgess	Member of the Board of Directors	June 5, 2018

/s/ Timothy R. Franson, M.D.* Timothy R. Franson, M.D.	Member of the Board of Directors	June 5, 2018

/s/ Robert J. Perez* Robert J. Perez	Member of the Board of Directors	June 5, 2018

/s/ Theodore R. Schroeder* Theodore R. Schroeder	Member of the Board of Directors	June 5, 2018

*Pursuant to Power of Attorney

By: /s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
Attorney-in-fact